Exhibit 99.B(h)(4)

EXHIBIT A

TO TRANSFER AGENCY SERVICES AGREEMENT

This Exhibit A, amended and restated effective as of November 1, 2011, is the Exhibit A to that certain Transfer Agency Services Agreement dated as of November 14, 2008 between BNY Mellon Investment Servicing (US) Inc. and The Motley Fool Funds Trust.

Portfolios

Motley Fool Independence Fund

Motley Fool Great America Fund

Motley Fool Epic Voyage Fund

THE MOTLEY FOOL FUNDS TRUST

By:
Name:
Title:

BNY MELLON INVESTMENT SERVICING (US) INC.

By:
Name:
Title: